UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

____________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	February 12, 2015

TWIN CITIES POWER HOLDINGS, LLC
(Exact Name of Registrant as Specified in Charter)

Minnesota		27-1658449
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16233 Kenyon Ave., Suite 210, Lakeville, Minnesota	55044
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(952) 241-3103

n/a
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.       Other Events

As previously reported in the third quarter Form 10-Q filed by Twin Cities Power Holdings, LLC (the “Company”) on November 14, 2014, Twin Cities Power, LLC, Twin Cities Energy, LLC, and Twin Cities Power – Canada, Ltd., each a subsidiary of the Company (the “Subsidiaries”), entered into a settlement agreement with the Federal Energy Regulatory Commission (the “FERC”), which was approved by Order of the FERC on December 29, 2014 (the “Settlement”). Pursuant to the Settlement, the Subsidiaries received a letter from the FERC, dated February 12, 2015 (the “Letter”), which fixed the amounts and payment terms. In the Letter, the FERC calculates that the total amount payable by the Subsidiaries is $3,607,013.05 (the “Total Payable”), comprised of $978,186 in disgorgement, $128,827.05 in interest on disgorgement, and a $2,500,000 civil penalty. In accordance with the Settlement the first $500,000 of the Total Payable was timely paid, leaving $3,107,013.05 (the “Outstanding Amount”). Per the FERC’s calculations, the Outstanding Amount will be paid in equal quarterly installments of $194,188.32 beginning in the second quarter of 2015 and ending in the second quarter of 2019.

The foregoing description of the Letter is qualified in its entirety by reference to the full text of the Letter, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.       Financial Statements and Exhibits.

(d)

10.1	Federal Energy Regulatory Commission Letter Re: MISO Cinergy Hub Transactions (Twin Cities Power – Canada, Ltd., Twin Cities Energy, LLC, Twin Cities Power, LLC) Docket No. IN12-2-000, dated February 12, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 19, 2015	By	/s/ Wiley H. Sharp III
Wiley H. Sharp III
	Its	Vice President – Finance and Chief Financial Officer